Exhibit 15.1

TransAsia Lawyers Advisors on PRC & International Law
Suite 2218, China World Office 1, 1 Jianguomenwai Avenue, Beijing 100004, China

Tel: (86 10) 6505 8188 Fax: (86 10) 6505 8189/98
Website: www.TransAsiaLawyers.com

March 31, 2014

Autohome Inc.

10th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing

The People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the captions of “Item 3.D—Risk Factors” in Autohome Inc.’s annual report on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission in the month of March 2014.

Yours faithfully,
/s/ TransAsia Lawyers
TransAsia Lawyers